Exhibit 99.1

Align Technology, Inc. Reports Record Revenues of $34.0 Million for the Third

                                 Quarter 2003



    - Third Quarter Revenues Increase 96% Year Over Year

    - Company Reports GAAP Net Loss of $2.1 Million, or $0.04 per share;

      Non-GAAP Net Profit Of $1.2 Million and Non-GAAP EPS Of $0.02 Per Share

    - Company Increases Cash Position By $4.3 Million



    SANTA CLARA, Calif., Oct. 23 /PRNewswire-FirstCall/ -- Align Technology,

Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the third quarter of 2003. Total revenues for the third quarter of

2003 were $34.0 million, compared to $29.2 million in the second quarter of

2003, an increase of 16.5 percent, and $17.4 million in the third quarter of

2002, an increase of 95.9 percent.

    "We are pleased to report our first profitable quarter on a non-GAAP basis," stated Thomas M. Prescott, Align Technology's President and CEO.

"While achievement of this important milestone signifies the enormous progress made over the past six quarters, we still have much to do towards our goal of building a truly great company. Align is focused on becoming the most important part of our customers' practices and helping them provide outstanding clinical results to happier patients. As we meet or exceed their high expectations, we expect our business to accelerate and our shareholders to benefit."

    The net loss for the third quarter of 2003 as determined under generally accepted accounting principles ("GAAP") was $2.1 million, or a net loss per share of $0.04. This compares to a net loss for the second quarter of 2003 of

$7.8 million, or a net loss of $0.13 per share, and a net loss for the third quarter of 2002 of $17.8 million, or a net loss of $0.38 per share.

    The non-GAAP net profit for the third quarter of 2003, which excludes

$3.4 million of stock-based compensation, was $1.2 million, or non-GAAP earnings per share of $0.02. This compares to a non-GAAP net loss of

$3.4 million in the second quarter of 2003, which excludes $4.4 million of stock-based compensation, or a non-GAAP net loss of $0.06 per share. This also compares to a non-GAAP net loss of $11.0 million in the third quarter of 2002,

which excludes $6.8 million of stock-based compensation and restructuring charges, or a non-GAAP net loss of $0.24 per share. The reconciliation of the

GAAP to non-GAAP measurements for net loss for the third quarter of 2003 is set forth below within Align Technology's financial statements.

    As of September 30, 2003 Align had $42.7 million in cash, cash equivalents and marketable securities, compared to $38.4 million as of June 30, 2003.

Align Technology did not incur additional borrowings or draw-downs against its credit facility during the third quarter of 2003.

    Align Technology will host a webcast and conference call today,

October 23, 2003 at 10:00 a.m. EDT, 7:00 a.m. PDT, to review third quarter of

2003 results and discuss future operating trends and guidance on the outlook for the future. To access the webcast, click on "Conference Calls" on Align

Technology's Investor Relations website at

http://www.invisalign.com/US/html/corporate/investor_frameset.html .  To access the conference call, please dial 415-537-1980 approximately ten minutes prior to the start of the call.  If you are unable to listen to the call, an archived webcast will be available beginning approximately one hour after the call's conclusion and will remain available through 5:30 p.m. EDT on October

22, 2004. Additionally, a telephonic replay of the call can be accessed by dialing 800-633-8284 with reservation number 21161382.  The replay may be accessed from international locations by dialing 402-977-9140 using the same reservation number. The telephonic replay will be available through 5:30 p.m.

EDT on November 6, 2003.



    About Align Technology, Inc.

    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth.

Invisalign corrects malocclusion using a series of clear, nearly invisible,

removable appliances that gently move teeth to a desired final position.

Because it does not rely on the use of metal or ceramic brackets and wires,

Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.



    Forward-Looking Statements

    This news release contains forward-looking statements, including statements regarding Align's ability to increase brand recognition for Align's products and improve its reputation with orthodontists and dentists as a means to increase shareholder value.  Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.

As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's history of losses and negative operating cash flows, Align's ability to increase its revenue significantly while controlling expenses, Align's ability to raise additional capital as required, Align's limited operating history, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, competition from manufacturers of traditional braces, Align's third party manufacturing processes and personnel, foreign operational,

political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights,

potential intellectual property or product liability claims or litigation, and the potential volatility of the market price of Align's common stock. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K/A for the fiscal year ended December 31,

2002, which was filed with the Securities and Exchange Commission on August

13, 2003, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.



     Investor Relations Contact:     Press Contact:

     Barbara Domingo                 Shannon Henderson

     Align Technology, Inc.          Ethos Communications, Inc.

     408-470-1204                    678-417-1767

     bdomingo@aligntech.com          shannon@ethoscommunication.com





     ALIGN TECHNOLOGY, INC.

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)

     (unaudited)



                               Three Months Ended         Nine Months Ended

                               Sept. 30,    Sept. 30,    Sept. 30,  Sept. 30,

    (in thousands, except       2003         2002         2003       2002

     per share data)                      (as restated)          (as restated)



    Revenues                   $34,038      $17,375       $86,223   $48,947



    Cost of revenues            13,446       10,598        38,639    33,352



    Gross profit                20,592        6,777        47,584    15,595



    Operating expenses:



    Sales and marketing         10,505       11,459        32,551    33,780

    General and administrative   8,722        9,899        25,630    29,727

    Research and development     3,113        3,208         9,810     9,829



    Total operating expenses    22,340       24,566        67,991    73,336



    Loss from operations        (1,748)     (17,789)      (20,407)  (57,741)



    Interest and other income

     (expense), net               (396)         (17)         (167)      318



    Net loss                   $(2,144)    $(17,806)     $(20,574) $(57,423)



    Net loss per share - basic

     and diluted                $(0.04)      $(0.38)       $(0.36)   $(1.23)



    Weighted-average shares

     used in computing basic

     and diluted net loss per

     share                      57,948       46,934        57,543    46,556



    (A) Certain reclassifications of prior period amounts have been made to conform with current year presentation.





     ALIGN TECHNOLOGY, INC.

     CONDENSED CONSOLIDATED BALANCE SHEETS (A)

     (unaudited)



                                                 September 30,    December 31,

                                                     2003             2002

    (in thousands)

                            ASSETS



    Current assets:

    Cash and cash equivalents                      $37,250           $35,552

    Restricted cash                                  3,420             3,261

    Marketable securities, short-term                1,998             2,693

    Accounts receivable, net                        20,794            16,766

    Inventories, net                                 1,578             1,533

    Deferred costs                                     768             1,139

    Other current assets                             5,751             4,888

       Total current assets                         71,559            65,832



    Property and equipment, net                     22,331            25,078

    Other long-term assets                           1,960             1,946



         Total assets                              $95,850           $92,856



             LIABILITIES AND STOCKHOLDERS' EQUITY



    Current liabilities:

    Accounts payable                                $1,755            $1,974

    Accrued liabilities                             18,319            11,112

    Deferred revenue                                13,301             9,403

    Debt obligations, current portion                2,040             2,183

       Total current liabilities                    35,415            24,672



    Debt obligations, long-term portion              2,083             3,333

    Capital lease obligations, net of current

     portion                                           265               504



        Total liabilities                           37,763            28,509



    Total stockholders' equity                      58,087            64,347



          Total liabilities and stockholders'

           equity                                  $95,850           $92,856



    (A) Certain prior period amounts have been adjusted to conform with current year presentation.





     ALIGN TECHNOLOGY, INC.

     NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A) (B)

     (unaudited)



    Use of Non-GAAP Financial Information

    To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit (loss), which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments.  We believe that our non-GAAP net profit (loss) gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results.  In addition, our non-GAAP net profit (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods.

The presentation of this additional information should not be considered in isolation or as a substitute for net loss prepared in accordance with generally accepted accounting principles in the United States of America.



                                 Three Months Ended      Nine Months Ended

                               Sept. 30,    Sept. 30,  Sept. 30,    Sept. 30,

    (in thousands, except        2003         2002       2003         2002

     per share data)                      (as adjusted)          (as adjusted)



    Revenues                    $34,038     $17,375     $86,223     $48,947



    Cost of revenues             12,830       9,237      36,619      30,139



    Gross profit                 21,208       8,138      49,604      18,808



    Operating expenses:



    Sales and marketing           9,984      10,222      30,798      31,059

    General and administrative    7,117       6,573      19,439      19,994

    Research and development      2,470       2,356       7,264       7,272



    Total operating expenses     19,571      19,151      57,501      58,325





    Profit (loss) from

     operations                   1,637     (11,013)     (7,897)    (39,517)



    Interest and other income

     (expense), net                (396)        (17)       (167)        318



    Net profit (loss)            $1,241    $(11,030)    $(8,064)   $(39,199)



    Net profit (loss) per share

     - basic                      $0.02      $(0.24)     $(0.14)     $(0.84)



    Weighted-average shares used

     in computing basic net profit

     (loss) per share            57,948      46,934      57,543      46,556



    Net profit (loss) per share

     - diluted                    $0.02      $(0.24)     $(0.14)     $(0.84)



    Weighted-average shares used

     in computing diluted net

     profit (loss) per share     62,912      46,934      57,543      46,556



    (A) Certain reclassifications of prior period amounts have been made to conform with current year presentation.



    (B) The as adjusted non-GAAP financials reflect the adjustments as noted

        in this press release.



    See following reconciliation of GAAP net loss to non-GAAP net loss.



     ALIGN TECHNOLOGY, INC.

     RECONCILIATION OF RESTATED GAAP NET LOSS TO ADJUSTED NON-GAAP NET PROFIT

     (LOSS)

     (unaudited)



                                       Three Months Ended  Nine Months Ended

                                       Sept. 30, Sept. 30, Sept. 30, Sept. 30,

    (in thousands)                        2003      2002      2003      2002

                                                    (as                 (as

                                                   adjusted)         adjusted)

    Calculation of non-GAAP net loss

     excluding special items:



    Net loss                            $(2,144) $(17,806) $(20,574) $(57,423)



    Items:

    Stock-based compensation expense

     included in: (A)

     - cost of revenues                     616       802     2,020     2,654

     - sales and marketing                  521       591     1,753     2,076

     - general and administrative         1,605     2,854     5,684     9,260

     - research and development             643       771     2,546     2,476



    Restructuring costs included in

     general and administrative operating

     expenses (B)                            --     1,758       507     1,758



    Non-GAAP net profit (loss) excluding

     special items                       $1,241  $(11,030)  $(8,064) $(39,199)



    (A) Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees.  Stock-based compensation expense also includes the accelerated vesting of options to several employees in connection with severance packages.



    (B) Restructuring costs represent restructuring charges for severance,

        facility closures, and losses on disposal and impairment of fixed assets incurred as part of our July 2002 plan to streamline worldwide operations during 2002, and the remainder of our indirect operational activities related to the transition of operations from the United

        Arab Emirates and Pakistan to Costa Rica during the first quarter of

        2003.





SOURCE  Align Technology, Inc.

    -0-                             10/23/2003

    /CONTACT:  investors, Barbara Domingo of Align Technology, Inc., +1-408-

470-1204, or bdomingo@aligntech.com; or media, Shannon Henderson of Ethos

Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for

Align Technology, Inc./

    /Web site:  http://www.invisalign.com /

    (ALGN)



CO:  Align Technology, Inc.

ST:  California

IN:  MTC HOU HEA

SU:  ERN